UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2012

First BanCorp.

(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon Ave. P.O. Box 9146 San Juan, Puerto Rico		00908-0146
(Address of Principal Executive Offices)		(Zip Code)

(787) 729-8200

(Registrant’s Telephone Number, including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 31, 2012, First BanCorp. (the “Corporation”), the bank holding company for FirstBank Puerto Rico (“FirstBank” or “the Bank”), issued a press release announcing its unaudited results of operations for the second quarter ended June 30, 2012. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Also incorporated by reference herein is an investor presentation that is attached hereto as Exhibit 99.2.

The Corporation has included in this release the following financial measures that are not recognized under generally accepted accounting principles, which are referred to as non-GAAP financial measures: (i) the calculation of net interest income, interest rate spread and net interest margin rate on a tax-equivalent basis and excluding changes in the fair value of derivative instruments and certain financial liabilities; (ii) the calculation of the tangible common equity ratio and the tangible book value per common share; (iii) the Tier 1 common equity to risk-weighted assets ratio; and (iv) the adjusted pre-tax, pre-provision income. Investors should be aware that non-GAAP financial measures have inherent limitations and should be read only in conjunction with the Corporation’s consolidated financial data prepared in accordance with GAAP.

Net interest income, interest rate spread and net interest margin are reported on a tax-equivalent basis and excluding changes in the fair value of derivative instruments and financial liabilities elected to be measured at fair value (“valuations”). The presentation of net interest income excluding valuations provides additional information about the Corporation’s net interest income and facilitates comparability and analysis. The changes in the fair value of derivative instruments and unrealized gains and losses on liabilities measured at fair value have no effect on interest due or interest earned on interest-bearing liabilities or interest-earning assets, respectively. The tax-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a marginal income tax rate, as described in Exhibit A — Tables 2 and 3 of the press release attached hereto as Exhibit 99.1. Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at statutory rates. Management believes that it is a standard practice in the banking industry to present net interest income, interest rate spread and net interest margin on a fully tax-equivalent basis. This adjustment puts all earning assets, most notably tax-exempt securities and certain loans, on a common basis that facilitates comparison of the Corporation’s results to results of its peers.

The following table reconciles the non-GAAP financial measure “net interest income on a tax-equivalent basis excluding valuations” with net interest income calculated and presented in accordance with GAAP. The table also reconciles the non-GAAP financial measures “net interest spread on a tax-equivalent basis and excluding valuations” and “net interest margin on a tax-equivalent basis and excluding valuations” with net interest spread and net interest margin calculated and presented in accordance with GAAP.

(dollars in thousands)
	Quarter Ended					Six-Month Period Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	June 30, 2012	June 30, 2011
Net Interest Income
Interest Income - GAAP	$153,652	$152,107	$156,752	$158,542	$163,418	$305,759	$344,321
Unrealized loss (gain) on derivative instruments	33	(332)	(246)	954	1,185	(299)	840

Interest income excluding valuations	153,685	151,775	156,506	159,496	164,603	305,460	345,161
Tax-equivalent adjustment	1,634	1,741	1,456	1,521	1,504	3,375	3,818

Interest income on a tax-equivalent basis excluding valuations	155,319	153,516	157,962	161,017	166,107	308,835	348,979

Interest Expense - GAAP	44,947	50,241	58,209	64,287	68,983	95,188	143,607
Unrealized gain (loss) on derivative instruments and liabilities measured at fair value	539	(49)	(1,992)	(1,601)	23	490	(575)

Interest expense excluding valuations	45,486	50,192	56,217	62,686	69,006	95,678	143,032

Net interest income - GAAP	$108,705	$101,866	$98,543	$94,255	$94,435	$210,571	$200,714

Net interest income excluding valuations	$108,199	$101,583	$100,289	$96,810	$95,597	$209,782	$202,129

Net interest income on a tax-equivalent basis excluding valuations	$109,833	$103,324	$101,745	$98,331	$97,101	$213,157	$205,947

Average Balances
Loans and leases	$10,183,229	$10,389,246	$10,637,523	$10,832,426	$10,997,295	$10,286,238	$11,333,092
Total securities and other short-term investments	2,450,198	2,397,918	2,665,918	2,787,708	3,550,743	2,424,057	3,569,281

Average Interest-Earning Assets	$12,633,427	$12,787,164	$13,303,441	$13,620,134	$14,548,038	$12,710,295	$14,902,373

Average Interest-Bearing Liabilities	$10,577,054	$10,725,162	$11,255,725	$11,944,454	$12,809,375	$10,651,107	$13,150,146

Average Yield/Rate
Average yield on interest-earning assets - GAAP	4.89%	4.78%	4.67%	4.62%	4.51%	4.84%	4.66%
Average rate on interest-bearing liabilities - GAAP	1.71%	1.88%	2.05%	2.14%	2.16%	1.80%	2.20%

Net interest spread - GAAP	3.18%	2.90%	2.62%	2.48%	2.35%	3.04%	2.46%

Net interest margin - GAAP	3.46%	3.20%	2.94%	2.75%	2.60%	3.33%	2.72%

Average yield on interest-earning assets excluding valuations	4.89%	4.77%	4.67%	4.65%	4.54%	4.83%	4.67%
Average rate on interest-bearing liabilities excluding valuations	1.73%	1.88%	1.98%	2.08%	2.16%	1.81%	2.19%

Net interest spread excluding valuations	3.16%	2.89%	2.69%	2.57%	2.38%	3.02%	2.48%

Net interest margin excluding valuations	3.44%	3.20%	2.99%	2.82%	2.64%	3.32%	2.74%

Average yield on interest-earning assets on a tax-equivalent basis and excluding valuations	4.94%	4.83%	4.71%	4.69%	4.58%	4.89%	4.72%
Average rate on interest-bearing liabilities excluding valuations	1.73%	1.88%	1.98%	2.08%	2.16%	1.81%	2.19%

Net interest spread on a tax-equivalent basis and excluding valuations	3.21%	2.95%	2.73%	2.61%	2.42%	3.08%	2.53%

Net interest margin on a tax-equivalent basis and excluding valuations	3.50%	3.25%	3.03%	2.86%	2.68%	3.37%	2.79%

The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles and purchased credit card relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles and purchased credit card relationship intangibles. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Neither tangible common equity nor tangible assets, or related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets and any other related measures may differ from that of other companies reporting measures with similar names. The following table is a reconciliation of the Corporation’s tangible common equity and tangible assets:

(Dollars in thousands, except per share information)
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Tangible Equity:
Total equity - GAAP	$1,448,959	$1,433,023	$1,444,144	$986,847	$1,009,578
Preferred equity	(63,047)	(63,047)	(63,047)	(430,498)	(428,703)
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Purchased credit card relationship	(24,342)	—	—	—	—
Core deposit intangible	(10,512)	(11,100)	(11,689)	(12,277)	(12,866)

Tangible common equity	$1,322,960	$1,330,778	$1,341,310	$515,974	$539,911

Tangible Assets:
Total assets - GAAP	$12,913,650	$13,085,623	$13,127,275	$13,475,572	$14,113,973
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Purchased credit card relationship	(24,342)	—	—	—	—
Core deposit intangible	(10,512)	(11,100)	(11,689)	(12,277)	(12,866)

Tangible assets	$12,850,698	$13,046,425	$13,087,488	$13,435,197	$14,073,009

Common shares outstanding	206,134	206,134	205,134	21,304	21,304

Tangible common equity ratio	10.29%	10.20%	10.25%	3.84%	3.84%
Tangible book value per common share	$6.42	$6.46	$6.54	$24.22	$25.34

The Tier 1 common equity to risk-weighted assets ratio is calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock and qualifying trust preferred securities by (b) risk-weighted assets, which assets are calculated in accordance with applicable bank regulatory requirements. The Tier 1 common equity ratio is not required by GAAP or on a recurring basis by applicable bank regulatory requirements. However, this ratio will be required under Basel III capital standards as proposed. Management is currently monitoring this ratio, along with the other ratios discussed above, in evaluating the Corporation’s capital levels and believes that, at this time, the ratio may be of interest to investors.

The following table reconciles stockholders’ equity (GAAP) to Tier 1 common equity:

(Dollars in thousands)	As of
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

Tier 1 Common Equity:
Total equity - GAAP	$1,448,959	$1,433,023	$1,444,144	$986,847	$1,009,578
Qualifying preferred stock	(63,047)	(63,047)	(63,047)	(430,498)	(428,703)
Unrealized gain on available-for-sale securities (1)	(26,623)	(20,233)	(19,234)	(13,957)	(12,659)
Disallowed deferred tax asset (2)	(41)	(25)	—	(267)	(272)
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Core deposit intangible	(10,512)	(11,100)	(11,689)	(12,277)	(12,866)
Cumulative change gain in fair value of liabilities accounted for under a fair value option	—	(2,434)	(2,009)	(952)	(1,889)
Other disallowed assets	(2,917)	(807)	(922)	(907)	(808)

Tier 1 common equity	$1,317,721	$1,307,279	$1,319,145	$499,890	$524,283

Total risk-weighted assets	$10,046,284	$9,947,559	$10,180,226	$10,432,804	$10,630,162

Tier 1 common equity to risk-weighted assets ratio	13.12%	13.14%	12.96%	4.79%	4.93%

1-	Tier 1 capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values, in accordance with regulatory risk-based capital guidelines. In arriving at Tier 1 capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.
2-	Approximately $12 million of the Corporation’s deferred tax assets at June 30, 2012 (March 31, 2012 - $12 million; December 31, 2011 - $13 million; September 30, 2011 - $12 million; June 30, 2011 - $11 million) was included without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $41k of such assets at June 30, 2012 (March 31, 2012 - $25k; December 31, 2011 - $0; September 30, 2011 - $0.3 million; June 30, 2011 - $0.3 million) exceeded the limitation imposed by these guidelines and, as “disallowed deferred tax assets,” was deducted in arriving at Tier 1 capital. According to regulatory capital guidelines, the deferred tax assets that are dependent upon future taxable income are limited for inclusion in Tier 1 capital to the lesser of: (i) the amount of such deferred tax asset that the entity expects to realize within one year of the calendar quarter end-date, based on its projected future taxable income for that year, or (ii) 10% of the amount of the entity’s Tier 1 capital. Approximately $7 million of the Corporation’s other net deferred tax liability at June 30, 2012 (March 31, 2012 - $7 million; December 31, 2011 - $8 million; September 30, 2011 - $7 million; June 30, 2011 - $5 million) represented primarily the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines.

One non-GAAP performance metric that management believes is useful in analyzing underlying performance trends, particularly in times of economic stress, is adjusted pre-tax, pre-provision income. Adjusted pre-tax, pre-provision income, as defined by management, represents net (loss) income excluding income tax expense (benefit), the provision for loan and lease losses, gains on sale and other-then-temporary impairment charge (OTTI) of investment securities, fair value adjustments on derivatives and liabilities measured at fair value, equity in earnings or losses of unconsolidated entities as well as certain items identified as unusual, non-recurring or non-operating.

From time to time, revenue and expenses are impacted by items judged by management to be outside of ordinary banking activities and/or by items that, while they may be associated with ordinary banking activities, are so unusually large that management believes that a complete analysis of its Corporation’s performance requires consideration also of results that exclude such amounts. These items result from factors originating outside the Corporation such as regulatory actions or assessments, and may result from unusual management decisions, such as the early extinguishment of debt.

The following table reconciles income (loss) before income taxes (GAAP) to adjusted pre-tax, pre-provision income:

(Dollars in thousands)	Quarter Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

Income (loss) before income taxes	$10,901	$(11,049)	$(14,600)	$(21,158)	$(12,318)
Add: Provision for loan and lease losses	24,884	36,197	41,987	46,446	59,184
Less: Net loss (gain) on sale and OTTI of investment securities	143	1,207	1,014	(12,156)	(21,342)
Add: Unrealized (gain) loss on derivatives instruments and liabilities measured at fair value	(506)	(283)	1,746	2,555	1,162
Add: Contingency adjustment - tax credits	—	2,489	—	—	—
Add: Loss on early extinguishment of borrowings	—	—	—	9,012	1,823
Add: Equity in losses (earnings) of unconsolidated entities	2,491	6,236	(1,666)	4,357	1,536

Adjusted Pre-tax, pre-provision income (1)	$37,913	$34,797	$28,482	$29,056	$30,045

Change from most recent prior quarter - amount	$3,116	$6,315	$(574)	$(989)	$(11,920)
Change from most recent prior quarter - percent	9.0%	22.2%	-2.0%	-3.3%	-28.4%

Item 7.01. Regulation FD Disclosure

The executive officers of First BanCorp intend to use the materials filed herewith, in whole or in part, in one or more meetings with investors and analysts. A copy of the investor presentation is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description of Exhibit

99.1	Press Release dated July 31, 2012 - First BanCorp Announces Earnings for the Quarter Ended June 30, 2012

99.2	Investor Presentation dated July 2012

Exhibits 99.1 and 99.2 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall Exhibits 99.1 and 99.2 be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2012	First BanCorp.

	By:	/s/ Orlando Berges
	Name:	Orlando Berges
	Title:	EVP and Chief Financial Officer

Exhibit Index

Exhibit	Description of Exhibit

99.1	Press Release dated July 31, 2012 - First BanCorp Announces Earnings for the Quarter Ended June 30, 2012

99.2	Investor Presentation dated July 2012